UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 13, 2011

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

AT&T Inc. (AT&T) announces a change to its method of recognizing actuarial gains and losses for pension and other postretirement benefits. Historically AT&T has recognized actuarial gains and losses as a component of Stockholders’ Equity in its consolidated balance sheets on an annual basis, amortizing them into operating results over the average future service period of active employees in these plans. AT&T has elected to immediately recognize actuarial gains and losses in its operating results in the year in which the gains and losses occur. This change will improve transparency in AT&T’s operating results by more quickly recognizing the effects of economic and interest rate trends on plan investments and assumptions.  These gains and losses are measured annually as of December 31st and accordingly will be recorded during the fourth quarter. Additionally, for purposes of calculating the expected return on plan assets, AT&T will no longer use an averaging technique permitted under Generally Accepted Accounting Principles (GAAP) for the market-related value of plan assets but instead will use actual fair value of plan assets. AT&T will apply this change retrospectively, adjusting all prior periods. The cumulative effect of the change on Retained Earnings as of January 1, 2010 (the most recent year for which gains and losses are available) was a decrease of approximately $17.0 billion, with the corresponding increase to Accumulated Other Comprehensive Income.

AT&T’s operating segment results follow internal management reporting which is used for making operating decisions and assessing performance. Historically, total benefit cost was allocated to each segment. As part of this change, the service cost and the amortization of prior service costs, which represent the benefits earned by active employees during the period will continue to be allocated to the segment in which the employee is employed, while interest cost and expected return on assets will now be recorded in the Other segment as those financing activities are managed on a corporate level. The annual recognition of actuarial gains and losses will be reflected in AT&T’s consolidated results only. AT&T has adjusted prior-period segment information to conform to the current period’s presentation.

This change will be effective with the reporting of operating results for the year ended December 31, 2010, with an expected pre-tax, noncash charge of $2.7 billion, or $0.28 per share, in the fourth-quarter. As a convenience to investors who may want to consider the effects of this change in advance of the release of its fourth quarter earnings report, AT&T is providing adjusted quarterly and annual historical segment results for 2008, 2009 and the first three quarters of 2010 in Exhibit 99.2 and 99.3 hereto. For supplemental information on Stockholders’ Equity and debt-to-EBITDA (earnings before interest, income taxes, depreciation and amortization) ratios, please see the investor relations page on our website (www.att.com/investor.relations). The information provided on our website is not incorporated by reference herein.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)          Exhibits

99.1	AT&T Inc. Consolidated Statements of Income - As Adjusted
99.2	AT&T Inc. Annual Segment Results - As Adjusted
99.3	AT&T Inc. Quarterly Segment Results - As Adjusted
99.4	AT&T Inc. Non-GAAP Wireless Reconciliation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 13, 2011	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller